Exhibit 24.1

FORM 10-K POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marianne D. Short, Dannette L. Smith and Faraz A. Choudhry, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the year ended December 31, 2017 for UnitedHealth Group Incorporated, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ William C. Ballard, Jr.	/s/ Valerie Montgomery Rice, M.D.
William C. Ballard, Jr.	Valerie Montgomery Rice, M.D.
Director	Director
Dated: February 13, 2018	Dated: February 13, 2018

/s/ Richard T. Burke	/s/ Glenn M. Renwick
Richard T. Burke	Glenn M. Renwick
Director	Director
Dated: February 13, 2018	Dated: February 13, 2018

/s/ Timothy P. Flynn	/s/ Kenneth I. Shine, M.D.
Timothy P. Flynn	Kenneth I. Shine, M.D.
Director	Director
Dated: February 13, 2018	Dated: February 13, 2018

/s/ Stephen J. Hemsley	/s/ Gail R. Wilensky, Ph.D.
Stephen J. Hemsley	Gail R. Wilensky, Ph.D.
Director	Director
Dated: February 13, 2018	Dated: February 13, 2018

/s/ Michele J. Hooper	/s/ Andrew P. Witty
Michele J. Hooper	Andrew P. Witty
Director	Director
Dated: February 13, 2018	Dated: February 13, 2018

/s/ Rodger A. Lawson
Rodger A. Lawson
Director
Dated: February 13, 2018